EXHIBIT 23.1

                              GEORGE STEWART, CPA
                             316 17th AVENUE SOUTH
                           SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383


                          INDEPENDENT AUDITORS' CONSENT

Board of Directors
IN Media Corporation

We consent to incorporation by reference in this registration statement of IN Media Corporation on Form S-8 of our audit report dated March 12, 2012, with respect to the consolidated financial statements of IN Media Corporation for years ended December 31, 2011 and 2010, filed with the Annual Report on Form 10-K of IN Media Corporation on March 21, 2012.


/s/ George Stewart
--------------------------------
George Stewart CPA
Seattle, Washington
November 21, 2012